Exhibit 23.1


                             CONSENT OF ERNST & YOUNG LLP

        We consent to the incorporation by reference in the Registration Statement on Form S-3 No. 33-37441 of Phosphate Resource Partners
Limited Partnership and in the related Prospectus of our report dated January 28, 1999, with respect to the financial statements and schedules of Phosphate Resource Partners Limited Partnership included in this Annual Report (Form 10-K) for the year ended December 31, 1998.




                                        /s/ ERNST & YOUNG LLP
                                ------------------------------------
                                           ERNST & YOUNG LLP



Chicago, Illinois
March 30, 1999